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                                                   Exhibit A-2(c)


                      Texas Secretary of State File No. 74-009496

                    ENTERGY GULF STATES, INC.
            (Formerly Gulf States Utilities Company)

                         350 Pine Street
                      Beaumont, Texas 77701

                               TO

                       JPMORGAN CHASE BANK
          (Formerly known as THE CHASE MANHATTAN BANK)
                           as Trustee

                        4 New York Plaza
                  New York, New York 10004-2413

                       __________________


               Sixty-Second Supplemental Indenture

                  Dated as of November 15, 2002

                       __________________


          Relating to an Issue of First Mortgage Bonds,
                 6% Series due December 1, 2012,
             and Supplementing Indenture of Mortgage
                     dated September 1, 1926


                       __________________


                THIS INSTRUMENT GRANTS A SECURITY
                      INTEREST BY A UTILITY


             THIS INSTRUMENT CONTAINS AFTER-ACQUIRED
                       PROPERTY PROVISIONS

                    ENTERGY GULF STATES, INC.
                        TABLE OF CONTENTS

       Inserted for convenience only and not as a part of
              Sixty-Second Supplemental Indenture.
                                                             Page

Parties                                                         1
Recitals                                                        1
Performance of Acts Necessary to Legality                       3
Granting Clauses                                                3
Exception Clause                                                5
Habendum                                                        5
Declaration of Trust                                            6
Execution                                                      18
Acknowledgements                                               21
Affidavit of Vice President of the Company                     23
Resolution of the Board of Directors of the Company
(Authorizing Sixty-Second Supplemental Indenture)              25

                          ARTICLE ONE.
                  BONDS OF THE 2012A SERIES AND
               CERTAIN PROVISIONS RELATING THERETO

SECTION 1.01.                                                   6
   A. TERMS OF BONDS OF THE 2012A SERIES.                       6
   B. FORM OF BONDS OF THE 2012A SERIES.                        8

SECTION 1.02. REDEMPTION PROVISIONS FOR BONDS OF THE 2012A
              SERIES.                                          15

SECTION 1.03. DURATION OF EFFECTIVENESS OF ARTICLE ONE.        16

SECTION 1.04. RESTRICTION ON PAYMENT OF DIVIDENDS ON COMMON
              STOCK, ETC.                                      16

                          ARTICLE TWO.

SECTION 2.01.                                                  16
SECTION 2.02.                                                  17
SECTION 2.03.                                                  17
SECTION 2.04.                                                  17
SECTION 2.05.                                                  17

                         ARTICLE THREE.
                SCHEDULE OF MORTGAGED PROPERTIES

   A. REAL PROPERTY IN THE STATE OF TEXAS.                     17

     THIS SIXTY-SECOND SUPPLEMENTAL INDENTURE, dated as of the 15th day of November, 2002, by and between ENTERGY GULF STATES, INC. (formerly Gulf States Utilities Company), a corporation duly organized and existing under the laws of the State of Texas (hereinafter sometimes called the Company), party of the first part, and JPMORGAN CHASE BANK (formerly known as The Chase Manhattan Bank), a corporation duly organized and existing under the laws of the State of New York and having its principal place of business in the Borough of Manhattan, City and State of New York, as successor trustee under the Indenture of Mortgage and indentures supplemental thereto hereinafter mentioned (hereinafter sometimes called the Trustee), party of the second part;

                        WITNESSETH: THAT

     WHEREAS, the Company has heretofore executed and delivered its Indenture of Mortgage, dated September 1, 1926 (hereinafter sometimes called the Original Indenture), to The Chase National Bank Of the City Of New York, as trustee, in and by which the Company conveyed and mortgaged to said The Chase National Bank of the City of New York, as trustee, certain property, therein described, to secure the payment of its bonds issued and to be issued under said Original Indenture in one or more series, as therein provided; and

     WHEREAS,  the Company has heretofore executed and  delivered to  The  Chase National Bank of the City of New York, as trustee,
the   First  through  the  Fourth  Supplemental  Indentures,  all supplementing and modifying said Original Indenture; and

     WHEREAS, on March 21, 1939, The Chase National Bank of the City of New York resigned as trustee under the Original Indenture and all indentures supplemental thereto as aforesaid, pursuant to
Section 4 of Article XIV of the Original Indenture, and by an Indenture dated March 21, 1939 said resignation was accepted and Central Hanover Bank and Trust Company was duly appointed the successor trustee under the Original Indenture and all indentures supplemental thereto, said resignation and appointment both being effective as of March 21, 1939, and the Central Hanover Bank and Trust Company did by said Indenture dated March 21, 1939 accept the trust under the Original Indenture and all indentures supplemental thereto; and

     WHEREAS,  the Company has heretofore executed and  delivered to  Central Hanover Bank and Trust Company, as successor trustee,
the    Fifth   through   the   Tenth   Supplemental   Indentures,
supplementing and modifying said Original Indenture; and

     WHEREAS, the name of Central Hanover Bank and Trust Company, successor trustee, as aforesaid, was changed effective June 30, 1951 to "The Hanover Bank"; and

     WHEREAS,  the Company has heretofore executed and  delivered to  The  Hanover Bank, as successor trustee, the Eleventh through
the   Twentieth   Supplemental  Indentures,   supplementing   and
modifying said Original Indenture; and

     WHEREAS, on September 8, 1961, pursuant to the laws of the State of New York, the Hanover Bank, successor trustee, as aforesaid, was duly merged into Manufacturers Trust Company, a New York corporation, under the name "Manufacturers Hanover Trust Company," and Manufacturers Hanover Trust Company thereupon became the duly constituted successor trustee under the Original Indenture, as supplemented and modified as aforesaid; and

     WHEREAS, the Company has heretofore executed and delivered to Manufacturers Hanover Trust Company, as successor trustee, the Twenty-first through the Fifty-fourth Supplemental Indentures, supplementing and modifying said Original Indenture; and

     WHEREAS, on June 19, 1992, pursuant to the laws of the State of New York, Manufacturers Hanover Trust Company, successor trustee, as aforesaid, was duly merged into Chemical Bank, a New York corporation, under the name "Chemical Bank," and Chemical Bank thereupon became the duly constituted successor trustee under the Original Indenture, as supplemented and modified as aforesaid; and

     WHEREAS, the Company has heretofore executed and delivered to Chemical Bank, as successor trustee, the Fifty-fifth through the Fifty-seventh Supplemental Indentures, supplementing and modifying said Original Indenture; and

     WHEREAS, the name of Chemical Bank, successor trustee, as aforesaid, was duly merged with and changed effective July 14, 1996 to The Chase Manhattan Bank; and

     WHEREAS, the Company has heretofore executed and delivered to The Chase Manhattan Bank, as successor trustee, the Fifty-eighth through Sixtieth Supplemental Indentures supplementing and modifying said Original Indenture; and

     WHEREAS, the name of The Chase Manhattan Bank, successor trustee, as aforesaid, was duly changed effective November 10, 2001 to JPMorgan Chase Bank; and

     WHEREAS, the Company has heretofore executed and delivered to JPMorgan Chase Bank, as successor trustee, the Sixty-first
Supplemental Indenture supplementing and modifying said  Original
Indenture; and

     WHEREAS, the series of bonds established under the Seventh Supplemental Indenture supplementing and modifying said Original Indenture and under each successive supplemental indenture have been designated respectively and are referred to herein as "Bonds of the 1976, 1978, 1979, 1980, 1981, 1982, 1983, 1986, 1987,
1988,  1989,  1989A, 1990, 1992, 1996, 1997, 1998,  1998A,  1999,
1999A,  2000,  2000A, 2001, 2003, 2004, 2005, 2006,  2007,  2009,
2009A,  1987A, 2010, 1991, 1993, 1992A, 2012, 2013, 2013A,  1994,
2014B,  C  and  D, 2015, 2016, 2016A, 1994A, 2002,  2022,  2004A,
2024,  1996A, 1997A, 1998B, 1999B, 2003A, MTN, 2003B,  2004B  and
2007A Series"; and

     WHEREAS, under the Original Indenture, as supplemented and modified, any new series of Bonds may at any time be established by the Board of Directors of the Company and the terms thereof may be specified by a supplemental indenture executed by the Company and the Trustee; and

     WHEREAS, the Company proposes to create under the Original Indenture, as supplemented and modified as aforesaid and as further supplemented by this Sixty-second Supplemental Indenture (the Original Indenture as so supplemented and modified being hereinafter sometimes called the Indenture), a new series of Bonds to be designated First Mortgage Bonds, 6% Series due December 1, 2012, such Bonds when originally issued to be dated November 26, 2002 and to mature on December 1, 2012 (hereinafter sometimes referred to as the Bonds of the 2012A Series, which term shall include the Private Bonds of the 2012A Series and the Exchange Bonds of the 2012A Series (each as defined herein), unless the context otherwise requires), and presently to issue $140,000,000 aggregate principal amount of the Bonds of the 2012A Series; and

     WHEREAS, all acts and proceedings required by law and by the Restated Articles of Incorporation and Bylaws of the Company necessary to make the Bonds of the 2012A Series, when executed by the Company, authenticated and delivered by the Trustee and duly issued, the valid, binding and legal obligations of the Company, and to constitute the Indenture a valid and binding mortgage for the security of all the Bonds of the Company issued or to be issued under the Indenture, in accordance with its and their terms, have been done and taken; and the execution and delivery of this Sixty-second Supplemental Indenture have been in all respects duly authorized;

     NOW,    THEREFORE,   THIS   SIXTY-SECOND   SUPPLEMENTAL
     INDENTURE WITNESSETH:

     That in order to secure the payment of the principal of, premium, if any, and interest on, all Bonds at any time issued and outstanding under the Indenture, according to their tenor, purport and effect, and to secure the performance and observance of all the covenants and conditions in said Bonds and in the Indenture contained, and to declare the terms and conditions upon and subject to which the Bonds of the 2012A Series are and are to be issued and secured, and for and in consideration of the premises and of the mutual covenants herein contained and of the acceptance of the Bonds of the 2012A Series by the holders thereof, and of the sum of $1 duly paid to the Company by the Trustee, at or before the execution and delivery hereof, and for other valuable considerations, the receipt whereof is hereby acknowledged, the Company has executed and delivered this Sixty-second Supplemental Indenture, and by these presents does grant, bargain, sell, alienate, remise, release, convey, assign, transfer, mortgage, hypothecate, pledge, set over and confirm unto the Trustee, its successors in trust and assigns, the following property, rights, privileges and franchises hereinafter described, acquired by the Company since the execution and delivery by it of the Sixty-first Supplemental Indenture:

                            CLAUSE I.

     All the property, real, personal or mixed, tangible or intangible (other than excepted property as hereinafter defined) of every kind, character and description which is described in the Schedule of Mortgaged Properties set forth in Article Three hereof.

                           CLAUSE II.

     Without in any way limiting anything in Clause I or hereinafter described, all and singular the lands, real estate, chattels real, interests in land, leaseholds, ways, rights of way, grants, easements, servitudes, rights pursuant to ordinances, consents, permits, patents, licenses, lands under water, water and riparian rights, franchises, privileges, immunities, rights to construct, maintain and operate distribution and transmission systems, all other rights and interests, gas, water, steam and electric light, heat and power plants and systems, dams, and dam sites, stations and substations, powerhouses, electric transmission and distribution lines and systems, pipe lines, conduits, towers, poles, wires, cables and all other structures, machinery, engines, boilers, dynamos, motors, transformers, generators, electric and mechanical appliances, office buildings, warehouses, garages, stables, sheds, shops, tunnels, subways, bridges, other buildings and structures, implements, tools and other apparatus, appurtenances and facilities, materials and supplies, and all other property of any nature appertaining to any of the plants, systems, business or operations of the Company, whether or not affixed to the realty, used in the operation of any of the premises or plants or systems, or otherwise, which are now owned or which may hereafter be owned or acquired by the Company, other than excepted property as hereinafter defined; including (but not limited to) all its properties situated in the Cities of Beaumont, Port Arthur and Orange, and in the Counties of Brazos, Burleson, Chambers, Falls, Galveston, Grimes, Hardin, Harris, Jasper, Jefferson, Leon, Liberty, Limestone, Madison, Milam, Montgomery, Newton, Orange, Polk, Robertson, San Jacinto, Trinity, Tyler, Walker, Waller and Washington, Texas, and vicinity, and the Cities of Baton Rouge, Jennings and Lake Charles and in the Parishes of Acadia, Allen, Ascension, Beauregard, Calcasieu, Cameron, East Baton Rouge, East Feliciana, Iberia, Iberville, Jefferson Davis, Lafayette, Livingston, Pointe Coupee, St. Helena, St. Landry, St. Martin, St. Tammany, Tangipahoa, Vermilion, Washington, West Baton Rouge and West Feliciana, Louisiana, and vicinity, and wheresoever situated (other than excepted property as hereinafter defined).

                           CLAUSE III.

     All corporate, Federal, State, county (parish), municipal and other permits, consents, licenses, bridge licenses, bridge rights, river permits, franchises, patents, rights pursuant to ordinances, grants, privileges and immunities of every kind and description, now belonging to or which may hereafter be owned, held, possessed or enjoyed by the Company (other than excepted property as hereinafter defined) and all renewals, extensions, enlargements and modifications of any of them.

                           CLAUSE IV.

     Also all other property, real, personal or mixed, tangible or intangible (other than excepted property as hereinafter defined) of every kind, character and description and wheresoever situated, whether or not useful in the generation, manufacture, production, transportation, distribution, sale or supplying of electricity, steam, water or gas, now owned or which may hereafter be acquired by the Company, it being the intention hereof that all property, rights and franchises acquired by the Company after the date hereof (other than excepted property as hereinafter defined) shall be as fully embraced within and subjected to the lien hereof as if such property were now owned by the Company and were specifically described herein and conveyed hereby.

                            CLAUSE V.

     Together  with  all  and  singular  the  plants,  buildings, improvements, additions, tenements, hereditaments, easements, servitudes, rights, privileges, licenses, and franchises and all other appurtenances whatsoever belonging or in anywise appertaining to any of the property hereby mortgaged or pledged, or intended so to be, or any part thereof, and the reversion and reversions, reservation and reservations, remainder and remainders, and the tolls, rents, revenues, issues, earnings, income, products and profits thereof and every part and parcel thereof and all of the estate, right, title, interest, possession, property, claim and demand of every nature whatsoever of the Company at law, in equity or otherwise howsoever, in, of, and to such property and every part and parcel thereof.

                           CLAUSE VI.

     Also any and all property, real, personal or mixed, including excepted property, that may, from time to time hereafter, by delivery or by writing of any kind, for the purposes hereof be in anywise subjected to the lien hereof or be expressly conveyed, mortgaged, hypothecated, assigned, transferred, deposited and/or pledged by the Company, or by anyone in its behalf or with its consent, to and with the Trustee, which is hereby authorized to receive the same at any and all times as and for additional security and also, when and as in the Seventh Supplemental Indenture provided, as substituted security hereunder, to the extent permitted by law. Such conveyance, mortgage, hypothecation, assignment, transfer, deposit and/or pledge or other creation of lien by the Company or by anyone in its behalf or with its consent of or upon any property as and for additional security may be made subject to any reservations, limitations, conditions and provisions which shall be set forth in an instrument or agreement in writing executed by the Company, or the person or corporation conveying, assigning, mortgaging, hypothecating, transferring, depositing and/or pledging the same, respecting the use, management and disposition of the property so conveyed, assigned, mortgaged, hypothecated, transferred, deposited and/or pledged, or the proceeds thereof.

                           CLAUSE VII.

                      PROPERTIES EXCEPTED.

     There is, however, expressly excepted and excluded from the lien and operation of this Indenture all "Excepted Property" as defined and described in Granting Clause VII of the Indenture (omitting from such exception specifically described property thereafter expressly subjected to the lien of the Indenture), together with all property released by the Trustee or otherwise disposed of by the Company free from the lien of the Indenture prior to the execution of this Sixty-second Supplemental Indenture.

     TO HAVE AND TO HOLD the trust estate and all and singular the lands, properties, estates, rights, franchises, privileges and appurtenances hereby mortgaged, hypothecated, conveyed, pledged or assigned, or intended so to be, together with all the appurtenances thereto appertaining and the rents, issues and profits thereof, unto the Trustee and its successors in trust and to its assigns, forever.

     SUBJECT, HOWEVER, to the exceptions (except as omitted above in Clause VII hereof), reservations, restrictions, conditions, limitations, covenants and matters recited in Article Twenty of the Indenture, and in each respective Article Three of the Eighth and each consecutive succeeding Supplemental Indenture through the Seventeenth Supplemental Indenture and, likewise, of the Nineteenth through the Thirty-seventh Supplemental Indentures and, likewise, of the Thirty-ninth through the Fifty-seventh Supplemental Indentures and, also, the Fifty-ninth through the Sixty-first Supplemental Indentures or contained in any deeds and other instruments whereunder the Company has acquired any of the property now owned by it, to permitted encumbrances as defined in Subsection B of Section 1.07 of the Indenture, and, with respect to any property which the Company may hereafter acquire, to all terms, conditions, agreements, covenants, exceptions and reservations expressed or provided in the deeds or other instruments, respectively, under and by virtue of which the Company shall hereafter acquire the same and to any liens thereon existing, and to any liens for unpaid portions of the purchase money placed thereon, at the time of such acquisition.

     BUT, IN TRUST, NEVERTHELESS, for the equal and proportionate use, benefit, security and protection of those who from time to time shall hold the Bonds and coupons, if any, authenticated and delivered under the Indenture and duly issued by the Company, without any discrimination, preference or priority of any one Bond or coupon, if any, over any other by reason of priority in the time of issue, sale or negotiation thereof or otherwise, except as provided in Section 12.28 of the Indenture, so that, subject to said Section 12.28 of the Indenture, each and all of said Bonds and coupons, if any, shall have the same right, lien and privilege under the Indenture and shall be equally secured thereby and shall have the same proportionate interest and share in the trust estate, with the same effect as if all the Bonds and coupons, if any, had been issued, sold and negotiated simultaneously.

     AND UPON THE TRUSTS, USES AND PURPOSES and subject to the covenants, agreements and conditions of the Original Indenture as modified and supplemented by previous supplemental indentures and by this Sixty-second Supplemental Indenture.

                          ARTICLE ONE.

                  Bonds of the 2012A Series and
              Certain Provisions Relating Thereto.

     Section 1.01.

     A.        Terms of Bonds of the 2012A Series.

   There is hereby established a new series of Bonds to be issued under and secured by the Indenture, to be known as and entitled "First Mortgage Bonds, 6% Series due December 1, 2012". The principal amount of the Bonds of the 2012A Series shall not be limited except as provided in Section 3.01 of the Indenture, and except as may otherwise be provided in an indenture supplemental to the Indenture.

     The definitive Bonds of the 2012A Series shall be registered Bonds without coupons of the denominations of $1,000 and of such multiples of $1,000 as shall be authorized by written order of the Company, numbered R-1 consecutively upwards. Bonds of the 2012A Series may be issued in the first instance (until definitive Bonds to be issued in exchange therefor are prepared and ready for delivery) as temporary Bonds dated November 26, 2002, in denominations of $1,000 and of such multiples of $1,000 as shall have been authorized, as aforesaid, numbered TR-1 consecutively upwards, in substantially the form of Bond set forth in Section 1.01 C of this Sixty-second Supplemental Indenture, with changes therein appropriate to their character.

     Bonds  of  the  2012A Series shall be dated as  provided  in
Section 3.05 of the Indenture. Notwithstanding the provisions of said Section 3.05, so long as there is no default in the payment of interest on Bonds of the 2012A Series existing at the time of the authentication hereinafter referred to, all Bonds of the 2012A Series authenticated by the Trustee between the record date (as hereinafter in this Section defined) for any interest payment date for Bonds of the 2012A Series and such interest payment date shall be dated the date of and shall bear interest from such interest payment date; provided, however, that if and to the extent the Company shall default in the payment of such interest due on the interest payment date, then any such Bond of the 2012A Series shall bear interest from the interest payment date next preceding the date of such Bond of the 2012A Series. The Bonds of the 2012A Series shall mature on December 1, 2012 and, beginning on November 26, 2002, shall bear interest at the rate of 6% per annum until the payment of the principal thereof, such interest to be payable semiannually on June 1 and December 1 in each year, commencing June 1, 2003, and on the maturity date. If the Company does not comply with certain of its obligations under the Registration Rights Agreement (as defined below), the Private Bonds of the 2012A Series (as defined below) shall, in accordance with Section 2(e) of the Registration Rights Agreement, bear additional interest ("Additional Interest") in addition to the interest provided for in the immediately preceding sentence. For purposes of this Sixty-second Supplemental Indenture and the Bonds of the 2012A Series, the term "interest" shall be deemed to include interest provided for in the second immediately preceding sentence and Additional Interest, if any. If any interest payment date for the Bonds of the 2012A Series falls on a day that is not a Business Day, the payment of interest will be made on the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after such interest payment date. If the maturity date or any redemption date of the Bonds of the 2012A Series falls on a day that is not a Business Day, the payment of principal (and premium, if any) and interest (to the extent payable with respect to the principal being redeemed if on a redemption date) will be made on the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after the maturity date or such redemption date. Interest on the Bonds of the 2012A Series will be calculated on the basis of a 360 day year consisting of twelve 30-day months.

     The person in whose name any Bond of the 2012A Series is registered at the close of business on any record date with regard to any interest payment date shall be entitled to receive the interest payable thereon on such interest payment date notwithstanding the cancellation of such Bond upon any transfer or exchange thereof subsequent to such record date and prior to such interest payment date, unless the Company shall default in the payment of the interest due on such interest payment date, in which case such defaulted interest shall be paid to the person in whose name such Bond is registered on the date of payment of such defaulted interest. The term "record date" as used in this Section with regard to any interest payment date shall mean the close of business on the Business Day next preceding such interest payment date. Both principal of and interest on the Bonds of the 2012A Series will be paid in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, at the corporate trust office in the Borough of Manhattan, City and State of New York, of the Trustee.

     The definitive Bonds of the 2012A Series may be issued in the form of Bonds engraved, printed, lithographed, or partly engraved and partly printed or lithographed, on steel engraved borders or typed.

     Upon compliance with the provisions of Section 3.10 of the Indenture and upon payment, at the option of the Company, of the charges provided in Section 3.11 of the Indenture, subject to the provisions of any legend set forth thereon, Bonds of the 2012A Series may be exchanged for a new Bond or Bonds of the said
Series of different authorized denominations of like aggregate principal amount.

     The Trustee hereunder shall, by virtue of its office as such Trustee, be the registrar and transfer agent of the Company for the purpose of registering and transferring Bonds of the 2012A
Series.

     The Company has entered into a Registration Rights Agreement dated as of November 26, 2002 (the "Registration Rights Agreement") with the initial purchasers of the Bonds of the 2012A Series pursuant to which the Bonds of the 2012A Series that are issued and sold without registration (the "Private Bonds of the 2012A Series") under the Securities Act of 1933, as amended (the "Securities Act"), may be exchanged for Bonds of the 2012A Series that will be registered under the Securities Act and that will otherwise have substantially the same terms as the Private Bonds of the 2012A Series (the "Exchange Bonds of the 2012A Series"), or, failing such exchange, the Company has agreed to file a shelf registration statement for the resale of the Private Bonds of the 2012A Series. The Private Bonds of the 2012A Series will be offered and sold by the Company in reliance on an exemption from registration under the Securities Act, and Private Bonds of the 2012A Series will be exchanged for Exchange Bonds of the 2012A Series only pursuant to an effective registration statement under the Securities Act and otherwise in accordance with the Registration Rights Agreement and the Indenture. The Private Bonds of the 2012A Series and the Exchange Bonds of the 2012A Series will constitute a single series of bonds under the Indenture. Exchange Bonds of the 2012A Series shall be authenticated and delivered by the Trustee at one time or from time to time upon the written order or orders of the Company in principal amounts equal to the principal amounts of the Private Bonds of the 2012A Series surrendered in exchange therefor.

     B.        Form of Bonds of the 2012A Series.

  The Bonds of the 2012A Series, and the Trustee's authentication certificate to be executed on the Bonds of the 2012A Series, shall be in substantially the following forms, respectively:

           [FORM OF FACE OF BOND OF THE 2012A SERIES]

                       [depository legend]

     Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

 [non-registration legend to be included on Private Bonds of the
                          2012A Series]

     THIS SECURITY (OR PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR PURSUANT TO AN APPLICABLE EXEMPTION THEREFROM OR A TRANSACTION NOT SUBJECT THERETO. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

     THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE DATE THEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY OR THE EXPIRATION OF SUCH SHORTER PERIOD AS MAY BE PRESCRIBED BY RULE 144(K), OR ANY SUCCESSOR PROVISION THEREOF, UNDER THE SECURITIES ACT (THE "RESALE RESTRICTION
TERMINATION DATE"), ONLY (I) TO THE COMPANY, (II) INSIDE THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) OUTSIDE THE UNITED STATES IN A TRANSACTION COMPLYING WITH THE PROVISIONS OF RULE 904 UNDER THE SECURITIES ACT, (IV) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, OR IN A TRANSACTION NOT SUBJECT TO, THE SECURITIES ACT OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CLAUSES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY SUBSEQUENT PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN CLAUSE (A) ABOVE. THE FOREGOING RESTRICTIONS ON RESALE WILL NOT APPLY SUBSEQUENT TO THE RESALE RESTRICTION TERMINATION DATE. THE HOLDER OF THIS SECURITY ACKNOWLEDGES THAT THE COMPANY RESERVES THE RIGHT PRIOR TO ANY OFFER, SALE OR OTHER TRANSFER (1) PURSUANT TO CLAUSE (IV) PRIOR TO THE RESALE RESTRICTION
TERMINATION DATE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS OR OTHER INFORMATION SATISFACTORY TO THE COMPANY AND (2) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE AS TO COMPLIANCE WITH CERTAIN CONDITIONS TO TRANSFER IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE COMPANY.

     [registration rights legend to be included on Private Bonds of the 2012A Series]

     BY ITS ACCEPTANCE OF THE SECURITIES EVIDENCED HEREBY OR A BENEFICIAL INTEREST IN SUCH SECURITIES, THE HOLDER OF, AND ANY PERSON THAT ACQUIRES A BENEFICIAL INTEREST IN, SUCH SECURITIES AGREES TO BE BOUND BY THE PROVISIONS OF THE REGISTRATION RIGHTS AGREEMENT (THE "REGISTRATION RIGHTS AGREEMENT") DATED AS OF NOVEMBER 26, 2002 AND RELATING TO THE REGISTRATION UNDER THE
SECURITIES ACT OF SECURITIES EXCHANGEABLE FOR THE SECURITIES EVIDENCED HEREBY AND REGISTRATION OF THE SECURITIES EVIDENCED HEREBY.

No. R-__
$ ___________________                          CUSIP____________

                    ENTERGY GULF STATES, INC.
                 FIRST MORTGAGE BOND, 6% SERIES
                      DUE DECEMBER 1, 2012

     ENTERGY GULF STATES, INC., a Texas corporation (hereinafter sometimes called the "Company"), for value received, hereby promises to pay to ____________________, or registered assigns, _________________ Dollars on December 1, 2012, and to pay interest thereon from November 26, 2002, if the date of this bond is prior to June 1, 2003, or, if the date of this bond is on or after June 1, 2003, from the June 1 or December 1 immediately preceding the date of this bond to which interest has been paid (unless the date hereof is an interest payment date to which interest has been paid, in which case from the date hereof) at the rate of 6% per annum on the first of June and the first of December of each year, commencing June 1, 2003, and at maturity (for the period from and including June 1, 2012 to but excluding December 1, 2012) or earlier redemption, until payment of the principal hereof. [If the Company does not comply with certain of its obligations under the Registration Rights Agreement, this bond shall, in accordance with Section 2(e) of the Registration Rights Agreement, bear additional interest ("Additional Interest") in addition to the interest provided for in the immediately preceding sentence. For purposes of this bond, the term "interest" shall be deemed to include interest provided for in the second immediately preceding sentence and Additional Interest, if any.] The interest so payable on any June 1 or December 1 will be paid to the person in whose name this bond is registered at the close of business on the Business Day next preceding such interest payment date, unless the Company shall default in the payment of the interest due on such interest payment date, in which case such defaulted interest shall be paid to the person in whose name this bond is registered on the date of payment of such defaulted interest. If any interest payment date for this bond falls on a day that is not a Business Day, the payment of interest will be made on the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after such interest payment date. If the maturity date or any redemption date of this bond falls on a day that is not a Business Day, the payment of principal and interest (to the extent payable with respect to the principal being redeemed if on a redemption date) will be made on the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after the maturity date or such redemption date.

     Both principal of and interest on this bond will be paid in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, at the corporate trust office in the Borough of Manhattan, City and State of New York, of the Trustee under the Indenture.

     This bond shall not become or be valid or obligatory for any purpose until the authentication certificate hereon shall have been signed by the Trustee.

     The provisions of this bond are continued on the reverse hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

     IN WITNESS WHEREOF, Entergy Gulf States, Inc. has caused these presents to be executed in its corporate name, by facsimile signature or manually, by its President or one of its Vice Presidents and by its Treasurer or an Assistant Treasurer under its corporate seal or a facsimile thereof, all as of
_________________________.

                              ENTERGY GULF STATES, INC.



                              By:
                                 Vice President and Treasurer


And By:
      Assistant Treasurer


                                             [SEAL]


_______________________________
* Include bracketed language only in a Private Bond of the 2012A
  Series

          (FORM OF REVERSE OF BOND OF THE 2012A SERIES)

                    ENTERGY GULF STATES, INC.
                 FIRST MORTGAGE BOND, 6% SERIES
                DUE DECEMBER 1, 2012 (Continued)


     This bond is one of the bonds, of the above designated series, of an authorized issue of bonds of the Company, known as First Mortgage Bonds, issued or issuable in one or more series under and equally secured (except insofar as any sinking and/or improvement fund or other fund established in accordance with the provisions of the Indenture hereinafter mentioned may afford additional security for the bonds of any specific series) by an Indenture of Mortgage dated September 1, 1926, as supplemented and modified by indentures supplemental thereto, to and including a Sixty-second Supplemental Indenture dated as of November 15, 2002 to JPMorgan Chase Bank as Trustee, to which Indenture of Mortgage, as so supplemented and modified, and all indentures supplemental thereto (herein sometimes called the Indenture) reference is hereby made for a description of the property mortgaged and pledged as security for said bonds, the nature and extent of the security, and the rights, duties and immunities thereunder of the Trustee, the rights of the holders of said bonds and of the Trustee and of the Company in respect of such security, and the terms upon which said bonds may be issued thereunder.

     This bond is redeemable as provided in the Indenture.

     The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than seventy-five percent in principal amount of the bonds (exclusive of the bonds disqualified by reason of the Company's interest therein) at the time outstanding, including, if more than one series of bonds shall be at the time outstanding, not less than sixty percent in principal amount of each series affected, to effect, by an indenture supplemental to the Indenture, modifications or alterations of the Indenture and of the rights and obligations of the Company and of the holders of the bonds; provided, however, that no such modification or alteration shall be made without the written approval or consent of the registered owner hereof which will (a) extend the maturity of this bond or reduce the rate or extend the time of payment of interest hereon or reduce the amount of the principal hereof, or (b) permit the creation of any lien, not otherwise permitted, prior to or on a parity with the lien of the Indenture, or (c) reduce the percentage of the principal amount of the bonds upon the approval or consent of the holders of which modifications or alterations may be made as aforesaid.

     This bond is transferable by the registered owner hereof in person or by his duly authorized attorney at the corporate trust office in the Borough of Manhattan, City and State of New York, of the Trustee upon surrender of this bond for cancellation and upon payment, if the Company shall so require, of the charges provided for in the Indenture, and thereupon a new registered bond of the same series of like principal amount will be issued to the transferee in exchange therefor.

     The registered owner of this bond, at the option of said owner, may surrender the same for cancellation at said office and receive in exchange therefor the same aggregate principal amount of bonds of the same series but of other authorized denominations, upon payment, if the Company shall so require, of the charges provided for in the Indenture and subject to the terms and conditions therein set forth.

     If a default as defined in the Indenture shall occur, the principal of this bond may become or be declared due and payable before maturity in the manner and with the effect provided in the Indenture. The holders, however, of certain specified percentages of the bonds at the time outstanding, including in certain cases specified percentages of bonds of particular series, may in those cases, to the extent and under the conditions provided in the Indenture, waive certain defaults thereunder and the consequences of such defaults.

     No recourse shall be had for the payment of the principal of or the interest on this bond, or for any claim based hereon, or otherwise in respect hereof or of the Indenture, against any incorporator, shareholder, director or officer, past, present or future, as such, of the Company or of any predecessor or successor corporation, either directly or through the Company or such predecessor or successor corporation, under any constitution or statute or rule of law, or by the enforcement of any assessment or penalty, or otherwise, all such liability of incorporators, shareholders, directors and officers, as such, being waived and released by the holder and owner hereof by the acceptance of this bond and as provided in the Indenture.

    (FORM OF TRUSTEE'S AUTHENTICATION CERTIFICATE FOR BONDS)

              TRUSTEE'S AUTHENTICATION CERTIFICATE


     This is one of the bonds, of the series designated therein, described in the within-mentioned Indenture.

                              JPMORGAN CHASE BANK,
                                 As Trustee


                              By
                                 Authorized Officer

     Section 1.02. Redemption Provisions for Bonds of the 2012A Series.

        The Bonds of the 2012A Series shall be redeemable at the option of the Company, in whole or in part, prior to maturity, upon notice mailed to each registered owner at its last address appearing on the Bond register not less than 30 days nor more than 60 days prior to the date fixed for redemption, (i) at any time prior to December 1, 2007, at a redemption price equal to the greater of (x) 100% of the principal amount of such Bonds of the 2012A Series to be redeemed and (y) as determined by the Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal of and interest on such Bonds of the 2012A Series to be redeemed (excluding the portion of any such interest accrued to such redemption date), discounted (for purposes of determining such present values) to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate plus 0.30%, and (ii) at any time on or after December 1, 2007, at a redemption price equal to 100% of the principal amount of such Bonds of the 2012A Series to be redeemed, plus, in the case of clause (i) and (ii), accrued and unpaid interest thereon to such redemption date.

     Adjusted Treasury Rate shall mean, with respect to any redemption date:

     (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the remaining term of the Bonds of the 2012A Series, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or

     (2) if such release (or any successor release) is not published during the week preceding the calculation date for the Adjusted Treasury Rate or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

The  Adjusted  Treasury  Rate shall be calculated  on  the  third
Business Day preceding the redemption date.

     Business Day shall mean any day other than a Saturday or a Sunday or a day on which banking institutions in The City of New York, New York are authorized or required by law or executive order to remain closed or a day on which the Corporate Trust Office of the Trustee is closed for business.

     Comparable Treasury Issue shall mean the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Bonds of the 2012A Series that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Bonds of the 2012A Series.

     Comparable Treasury Price shall mean, with respect to any redemption date, (i) the average of five Reference Treasury Dealer Quotations for such redemption date after excluding the highest and lowest such Reference Treasury Dealer Quotations or
(ii) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

     Independent Investment Banker shall mean one of the Reference Treasury Dealers that the Company appoints to act as the Independent Investment Banker from time to time, or, if any of such firms is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Company.

     Reference Treasury Dealer shall mean ABN AMRO Incorporated, Barclays Capital Inc., and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer, and (ii) any other Primary Treasury Dealer selected by the Independent Investment Banker after consultation with the Company.

     Reference Treasury Dealer Quotations shall mean, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m. on the third Business Day preceding such redemption date.

     Section 1.03.  Duration of Effectiveness of Article One

  Section 1.01 through 1.02 of this article shall be of force and effect only so long as any Bonds of the 2012A Series are outstanding.

     Section 1.04.  Restriction on Payment of Dividends on Common
Stock, etc

   Notwithstanding the provision of Section 9.10 of the Indenture that the covenants therein contained shall continue only so long as any of the Bonds of the 1976 Series shall remain outstanding, the Company hereby covenants that the covenants made by the Company in said Section 9.10 of the Indenture shall also continue so long as any Bonds of the 2012A Series shall remain outstanding.

                          ARTICLE TWO.

     Section 2.01.

This Sixty-second Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture as supplemented and modified. As heretofore supplemented and modified, and as supplemented hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture, as heretofore supplemented and modified, and this Sixty-second Supplemental Indenture shall be read, taken and construed as one and the same instrument.

     Section 2.02.

The recitals in this Sixty-second Supplemental Indenture are made by the Company only and not by the Trustee; and all of the provisions contained in the Original Indenture as supplemented and modified, in respect to the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect hereof as fully and with like effect as if set forth herein in full.

     Section 2.03.

Although this Sixty-second Supplemental Indenture is dated for convenience and for the purpose of reference as of November 15, 2002, the actual date or dates of execution by the Company and by the Trustee are as indicated by their respective acknowledgements hereto annexed.

     Section 2.04.

In order to facilitate the recording or filing of this Sixty-second Supplemental Indenture, the same may be simultaneously executed in several counterparts and each shall be deemed to be an original and such counterparts shall together constitute one and the same instrument.

     Section 2.05.

The words "herein", "hereof", "hereunder" and other words of similar import refer to this Sixty-second Supplemental Indenture. All other terms used in this Supplemental Indenture shall be taken to have the same meaning as in the Original Indenture and indentures supplemental thereto, except in cases where the context clearly indicates otherwise.

                         ARTICLE THREE.
                SCHEDULE OF MORTGAGED PROPERTIES

     All of the following described property heretofore acquired by the Company but not hereto specifically described in the Indenture is hereby acknowledged as part of the trust estate.

     A.        Real Property in the State of Texas.

     None.

     IN TESTIMONY WHEREOF, ENTERGY GULF STATES, INC. has caused these presents to be executed in its name and behalf by its President or a Vice President and its corporate seal to be hereunto affixed or a facsimile thereof printed hereon and attested by its Secretary or an Assistant Secretary, and JPMORGAN CHASE BANK, in token of its acceptance hereof, has likewise caused these presents to be executed in its name and behalf by its President or a Vice President and its corporate seal to be hereunto affixed and attested by an Assistant Vice President or a Trust Officer, each in the presence of the respective undersigned Notaries Public, and of the respective undersigned competent witnesses, as of the day and year first above written.

                              ENTERGY GULF STATES, INC.


                              By:Steven C. McNeal
                                 Steven C. McNeal
                                 Vice President and Treasurer


(CORPORATE SEAL)

Attest:

/s/ Christopher T. Screen
Christopher T. Screen
Assistant Secretary



                              /s/ Mark Grafton Otts
                              Mark Grafton Otts, Notary Public
                              Parish of Orleans, State of
                                 Louisiana
                              My Commission Expires at Death



Signed in the presence of:


/s/ Lloyd L. Drury, III
Lloyd L. Drury, III


/s/ E. Lilian Wise
E. Lilian Wise


                              JPMORGAN CHASE BANK


                              By:/s/ James D. Heaney
                                 James D. Heaney
                                 Vice President

Attest:

/s/ Natalie B. Pesce
Natalie B. Pesce
Trust Officer


                              Before me


                              /s/ James M. Foley
                              James M. Foley
                              Notary Public, State of New York
                              No. 01FO6348400
                              Qualified in New York County
                              Commission Expires August 31, 2005

Signed, sealed and delivered in the presence of:

/s/ L. O'Brien
L. O'Brien

/s/ Kathleen Perry
Kathleen Perry

ENTERGY GULF STATES, INC.


United States of America,
State of Louisiana,      ss .:
Parish of Orleans,


     I,   the   undersigned,  a  Notary  Public  duly  qualified,
commissioned, sworn and acting in and for the Parish and State aforesaid, hereby certify that, on this 22nd day of November, 2002:

     Before me personally appeared STEVEN C. McNEAL, Vice President and Treasurer, and CHRISTOPHER T. SCREEN, Assistant Secretary, of Entergy Gulf States, Inc., both of whom are known to me to be the persons whose names are subscribed to the foregoing instrument and both of whom are known to me to be Vice President and Treasurer, and Assistant Secretary, respectively, of said ENTERGY GULF STATES, INC., and separately acknowledged to me that they executed the same in the capacities therein stated for the purposes and considerations therein expressed and as the act and deed of ENTERGY GULF STATES, INC.

     Before me personally came STEVEN C. McNEAL, to me known, who being by me duly sworn, did depose and say, that he resides in Mandeville, Louisiana; that he is Vice President and Treasurer of ENTERGY GULF STATES, INC., one of the corporations described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to or printed on said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

     BE IT REMEMBERED, that before me, and in the presence of Lloyd L. Drury, III and E. Lilian Wise, competent witnesses, residing in said State, personally came and appeared STEVEN C. McNEAL and CHRISTOPHER T. SCREEN, Vice President and Treasurer, and Assistant Secretary, respectively, of ENTERGY GULF STATES, INC., a corporation created by and existing under the laws of the State of Texas, with its Texas domicile in the City of Beaumont, Texas, and said STEVEN C. McNEAL and CHRISTOPHER T. SCREEN declared and acknowledged to me, Notary, in the presence of the witnesses aforesaid, that they signed, executed and sealed the foregoing indenture for and on behalf of and in the name of ENTERGY GULF STATES, INC., and have affixed the corporate seal of said Company to the same or caused it to be printed thereon, by and with the authority of the Board of Directors of said Company.

     GIVEN  UNDER  MY HAND AND SEAL OF OFFICE this  22nd  day  of
November, 2002.

(Notarial Seal)

                          /s/ Mark Grafton Otts
                          Mark Grafton Otts, Notary Public
                          Parish of Orleans, State of Louisiana
                          My Commission Expires at Death

                        CORPORATE TRUSTEE

United States of America,
State of New York,       ss.:
County of New York,


     I,   the   undersigned,  a  Notary  Public  duly  qualified,
commissioned, sworn and acting in and for the County and State aforesaid, hereby certify that, on this 26th day of November, 2002:

     Before me personally appeared James D. Heaney, a Vice President of JPMORGAN CHASE BANK, and Natalie B. Pesce, a Trust Officer, both of whom are known to me to be the persons whose names are subscribed to the foregoing instrument and both of whom are known to me to be a Vice President and a Trust Officer, respectively, of JPMORGAN CHASE BANK, and separately acknowledged to me that they executed the same in the capacities therein stated for the purposes and consideration therein expressed, and as the act and deed of JPMORGAN CHASE BANK.

     Before me personally came James D. Heaney, to me known, who being by me duly sworn, did depose and say, that he resides in Langhorne, Pennsylvania; that he is a Vice President of JPMORGAN CHASE BANK, one of the corporations described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

     BE IT REMEMBERED, that before me, and in the presence of L O'Brien and Kathleen Perry, competent witnesses, residing in said state, personally came and appeared James D. Heaney and Natalie
B. Pesce, a Vice President and a Trust Officer, respectively, of JPMORGAN CHASE BANK, a corporation created by and existing under the laws of the State of New York with its domicile in the City of New York, New York, and said James D. Heaney and Natalie B. Pesce, declared and acknowledged to me, Notary, in the presence of the witnesses aforesaid that they signed, executed and sealed the foregoing indenture for and on behalf of and in the name of JPMORGAN CHASE BANK and have affixed the corporate seal of JPMORGAN CHASE BANK to the same by and with the authority of the Board of Directors of JPMORGAN CHASE BANK.

     GIVEN  UNDER  MY HAND AND SEAL OF OFFICE this  25th  day  of
November, 2002.

     (Notarial Seal)               /s/ James M. Foley
                                   James M. Foley
                                   Notary Public State of New York
                                   No. 01FO6348400
                                   Qualified in New York County
                                   Commission Expires August 31, 2005

        AFFIDAVIT RELATING TO BUSINESS AND COMMERCE CODE
                     OF THE STATE OF TEXAS.


State of Louisiana,
Parish of Orleans,            ss.:


     BEFORE ME, the undersigned authority, on this day personally appeared STEVEN C. McNEAL, affiant, who, being duly sworn, on his oath says:

     (1)  that he is Vice President and Treasurer of ENTERGY GULF
STATES, INC.;

     (2) that the above and foregoing Sixty-second Supplemental Indenture to which this certificate is annexed is an Indenture which by its terms subjects to the lien thereof property then owned and property to be acquired by said Company subsequent to the execution by it of said Indenture; and

     (3) that the said ENTERGY GULF STATES, INC., which executed the aforesaid Sixty-second Supplemental Indenture, is a utility as defined in Section 35.01(a)(2) of the Business and Commerce Code of the State of Texas, namely, a person engaged in the State of Texas in the generation, transmission, distribution and sale of electric power.

     WITNESS my hand and facsimile seal of said Corporation this 22nd day of November, 2002.


(CORPORATE SEAL)              /s/ Steven C. McNeal
                              STEVEN C. McNEAL
                              Vice President and Treasurer
                              of Entergy Gulf States, Inc.


     SWORN  TO  AND  SUBSCRIBED before me by the said  STEVEN  C.
McNEAL, this 22nd day of November, 2002, to certify which, witness my hand and seal of office.

(NOTARIAL SEAL)


                              /s/ Mark Grafton Otts
                              Mark Grafton Otts, Notary Public
                              Parish of Orleans, State of Louisiana
                              My Commission Expires at Death

State of Louisiana,
Parish of Orleans,       ss:


     BEFORE ME, the undersigned authority, on this day personally appeared STEVEN C. McNEAL, known to me to be the person whose name is subscribed to the foregoing instrument and known to me to be Vice President and Treasurer of ENTERGY GULF STATES, INC. and acknowledged to me that he executed the same for the purposes and consideration therein expressed and in the capacity terein stated.

     GIVEN  UNDER  MY HAND AND SEAL OF OFFICE this  22nd  day  of
November, 2002.



(NOTARIAL SEAL)

                              /s/ Mark Grafton Otts
                              Mark Grafton Otts, Notary Public
                              Parish of Orleans, State of Louisiana
                              My Commission Expires at Death

      CERTIFIED COPY OF RESOLUTION OF BOARD OF DIRECTORS OF
     ENTERGY GULF STATES, INC.  BY UNANIMOUS WRITTEN CONSENT
                      ON NOVEMBER 20, 2002.


     I,  the  undersigned, Assistant Secretary  of  ENTERGY  GULF
STATES, INC., hereby certify:

     (1) That the Board of Directors of said Corporation acting by Unanimous Written Consent dated November 20, 2002 adopted the following resolution:

     RESOLVED, that it is advisable and in the best interest of this Company to, and that this Company, enter into a Sixty-second Supplemental Indenture supplementing the Indenture of Mortgage of the Company, dated September 1, 1926, as heretofore supplemented and modified, for the purposes, among others of

     (a) setting forth the description, form and terms of the Bonds of the 2012A Series and additional covenants of the Company in that regard; and

     (b) the Board of Directors, hereby approves the form of draft of said Sixty-second Supplemental Indenture and hereby authorizes the President or any Vice President of the Company to execute in the name and on behalf of this Company under its corporate seal, or a facsimile thereof, attested by its Secretary or one of its Assistant Secretaries, and to acknowledge and deliver to the Trustee, a Sixty-second Supplemental Indenture with such changes in any part thereof not inconsistent with these resolutions as the signing officers shall approve, such approval to be conclusively evidenced by their signatures thereto.

     (2) That the executed Sixty-second Supplemental Indenture to which this certificate is annexed is the Sixty-second Supplemental Indenture authorized by the foregoing resolution and that said resolution has not been amended or revoked and is now in full force and effect.

     WITNESS my hand and facsimile seal of said Corporation this 22nd day of November, 2002.



(CORPORATE SEAL)              /s/ Christopher T. Screen
                              Christopher T. Screen
                              Assistant Secretary of
                              Entergy Gulf States, Inc.

The State of Louisiana,
Parish of Orleans,       ss .:


     BEFORE ME, the undersigned authority, on this day personally appeared CHRISTOPHER T. SCREEN, known to me to be the person whose name is subscribed to the foregoing instrument and known to me to be Assistant Secretary of ENTERGY GULF STATES, INC. and acknowledged to me that he executed the same for the purposes and consideration therein expressed and in the capacity therein stated.

     GIVEN  UNDER  MY HAND AND SEAL OF OFFICE this  22nd  day  of
November, 2002.




((NOTARIAL SEAL)

                              /s/ Mark Grafton Otts
                              Mark Grafton Otts, Notary Public
                              Parish of Orleans, State of Louisiana
                              My Commission Expires at Death